UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2008, South Carolina Bank and Trust, N.A. (“Bank”), a wholly-owned subsidiary of SCBT Financial Corporation (“SCBT”), executed a Subordinated Term Loan Agreement (“Agreement”) by and among the Bank as borrower and SunTrust Bank, attached hereto as Exhibit 10.1, which provides, subject to certain terms and conditions, for unsecured borrowings by the Bank of a $15 million credit facility.  The Agreement was arranged by SunTrust Robinson Humphrey, Inc.

Also on September 22, 2008, the Bank borrowed $15 million under the Agreement with a maturity date of September 30, 2015.  The subordinated term loan bears interest at three-month LIBOR for such interest period plus 3.50% per annum, payable quarterly.  The Bank may prepay at par without premium.  The subordinated debt qualifies as Tier 2 regulatory capital for the first two years, with the capital treatment phasing out twenty percent per year thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 8.01 Other Events

On September 23, 2008, SCBT issued a press release that announced the addition of $15 million of Tier 2 regulatory capital under the Agreement, as described above.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Subordinated Term Loan Agreement and Note, dated as of September 22, 2008, among South Carolina Bank and Trust, N.A., as borrower and SunTrust Bank, as lender

99.1	Press Release dated September 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	September 23, 2008	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Subordinated Term Loan Agreement and Note, dated as of September 22, 2008, among South Carolina Bank and Trust, N.A., as borrower and SunTrust Bank, as lender

99.1	Press Release dated September 23, 2008